As filed with the Securities and Exchange Commission on May 30, 2025
Registration No. 333-117062
Registration No. 333-184913

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	31-1544320
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

301 East Fourth Street
Cincinnati, Ohio  45202
(513) 579-2121
(Address of Registrant’s Principal Executive Offices)

AMERICAN FINANCIAL GROUP, INC.
AMENDED AND RESTATED NON-EMPLOYEE
DIRECTORS COMPENSATION PLAN

Joseph C. Alter, Esq.
Vice President, Deputy General Counsel and Secretary
American Financial Group, Inc.
301 East Fourth Street
Cincinnati, Ohio 45202
(513) 362-0158
 (Name, Address and Telephone Number, Including Area Code,
 of Agent for Service of Process)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On July 1, 2004, the Registrant filed with the Securities and Exchange Commission, and on July 2, 2004, the Registrant amended, a Registration Statement on Form S-8 (Registration Statement 333-117062) (the “2004 Form S-8”) registering 150,000 of the Registrant’s common shares pursuant to the American Financial Group, Inc. Non-Employee Directors Compensation Plan (the “2004 Plan”).

On November 13, 2012, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement 333-184913) (the “2012 Form S-8” and collectively with the 2004 Form S-8, the “Registration Statements”) registering an additional 100,000 of the Registrant’s common shares pursuant to the 2004 Plan, as amended (the “Plan”).

The Registrant has ceased issuing common shares under the Plan.  No additional common shares will be issued to participants under the Plan. This Post-Effective Amendment No. 1 to Registration Statement Nos. 333-117062 and 333-184913 is being filed in order to terminate all offerings under the Registration Statements and deregister all common shares that were registered under the Registration Statements and remain unsold under the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on May 30, 2025.

AMERICAN FINANCIAL GROUP, INC.

By:	/s/ Joseph C. Alter
Joseph C. Alter
Vice President, Deputy General Counsel and Secretary

Note:  No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to Registration Statement Nos. 333-117062 and 333-184913 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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